UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2006

TOWER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	000-25287	35-2051170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 East Berry Street, Fort Wayne, Indiana 46802
(Address of principal executive offices)

Registrant’s telephone number, including area code: (260) 427-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)
On November 14, 2006, Darrell L. Jaggers was promoted to Executive Vice President and Chief Lending Officer of Tower Financial Corporation (The “Company”). Mr. Jaggers will continue to serve as Executive Vice President and Chief Lending Officer for Tower Bank and Trust Company (The “Bank”), a wholly-owned subsidiary of the Company. Mr. Jaggers joined the Bank in March 2005 as a Senior Vice President. From 1999 to 2005, Mr. Jaggers served as the Fort Wayne Community President for Salin Bank and Trust Company. Mr. Jaggers’ will receive a base salary of $155,000 in connection with his employment and will be entitled to bonus compensation as provided in his written employment agreement.

Item 8.01. Other Events

(a)
On November 16, 2006, the Company issued a press release announcing the promotion of Darrell L. Jaggers to Executive Vice President and Chief Lending Officer of the Company. The press release is furnished herewith as Exhibit 99.1.

Item 9.01 Exhibits

Press release dated November 16, 2006, attached as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2006

TOWER FINANCIAL CORPORATION

By:	/s/ Donald F. Schenkel
Donald F. Schenkel, Chairman of the Board,
President, and Chief Executive Officer